Exhibit (j)


                         Independent Auditors' Consent



The Board of Directors
IAI Investment Funds II, Inc.:
IAI Investment Funds IV, Inc.:
IAI Investment Funds VII, Inc.:
IAI Investment Funds VIII, Inc.:


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "AUDITORS" in Part B of the Registration Statement.



                                             KPMG LLP


Minneapolis, Minnesota
July 29, 1999